CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 13, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Samson Oil and Gas Limited’s Annual Report on Form 10-K for the year ended June 30, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado

August 15, 2012